                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

     The undersigned agree that the statement on Schedule 13D dated November 12, 2001 with respect to the common stock of iPrint Technologies, inc. is, and any amendments hereto signed by each the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated November 12, 2001

                                       /s/ Monte D. Wood
                                       -------------------
                                       Monte D. Wood.

                                   Wood Living Trust

                                   By: /s/ Monte D. Wood
                                       -------------------
                                       Monte D. Wood
                                       Trustee

                                   By: /s/ Tina M. Wood
                                       -------------------
                                       Tina M. Wood
                                       Trustee

                                       /s/ Tina M. Wood
                                       -------------------
                                       Tina M. Wood